Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports 159% Revenue growth to $59.7 Million and 442% Adjusted EBITDA increase to $8.2 Million, Driven by Clarient acquisition and Strong Volume Gains

Company Increases Full Year 2016 Revenue, EPS & Adjusted EBITDA Guidance

Ft. Myers, Florida – April 27, 2016 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the first quarter of 2016.

First Quarter 2016 Highlights:

•	159% increase in consolidated revenue to a record $59.7 million
•	442% increase in consolidated Adjusted EBITDA(1) to record $8.2 million
•	175% increase in consolidated clinical genetic testing volume(2)
•	Adjusted Diluted EPS(1) of $0.03 per share and Diluted EPS of ($0.07) per share

Consolidated Revenue for the first quarter was $59.7 million, an increase of 159% over the same period last year. Clinical genetic test volume(2) grew 175% driven by the inclusion of Clarient’s results as well as a 36% year over year increase in base(3) NeoGenomics genetic test volume.  Average revenue-per-test for clinical genetic tests decreased by 6% to $390, primarily due to the inclusion of Clarient’s lower average reimbursement rate per test in the combined test mix.

Consolidated gross margin for the quarter was 45.5% as compared to 41.5% in last year’s first quarter.  Gross margin improved due to a 13% reduction in average cost-of-goods-sold per clinical genetic test (“Cost per Test”) compared with last year.

Consolidated selling, general and administrative expenses increased by $15.2 million, or 150%, from the first quarter of last year primarily as a result of the Clarient acquisition.  Non-cash amortization of intangibles related to the Clarient acquisition and non-cash variable stock-based compensation expenses accounted for $2.2 million of this increase.

Interest expense for the quarter increased by $1.4 million as a result of the bank debt incurred to finance the Clarient acquisition.  Cash provided by operating activities was a record high $6.8 million, and the full $10.0 million balance on the revolving credit facility was paid down during the quarter.

Consolidated Adjusted EBITDA(1) was $8.2 million, an increase of 442% over the prior year.  Adjusted Net Income(1) in the first quarter was $2.9 million versus a loss of ($0.3 million) in the prior year.  Adjusted Diluted EPS(1) was $0.03 per share as compared to $0.00 per share in Quarter 1 2015.

First quarter net loss available to common shareholders was ($5.4 million), or ($0.07) per share, versus a net loss of ($0.7 million), or ($0.01) per share, in the first quarter of last year.  Non-cash “deemed preferred dividends” and amortization of the “beneficial conversion feature” related to the preferred stock accounted for $5.6 million of the net loss available to common shareholders.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We are very pleased with our first quarter performance.  The acquisition of Clarient is providing scale advantages and we’re beginning to realize synergies as planned.  Customer retention has been excellent as a result of continued strong service levels.  In addition, we achieved very strong core volume growth even as we engaged deeply in integration activities.  Current and potential clients have responded exceptionally well to the acquisition, and our sales pipeline is very strong.”

“Integration planning has now been completed, and our teams have begun to execute plans with speed and rigor.  Although we’ve just begun to execute our integration plans, we’re already achieving benefits.  The significant gain in gross margin and over 400% increase in Adjusted EBITDA reflect some of the benefit of operating synergies.  We expect to realize additional cost synergies as the year progresses driven by advances in our laboratory information systems, adoption of best practices, consolidation of facilities and other integration activities.  We’re also beginning to realize revenue synergies as we cross sell our Molecular testing services and Clarient’s strong IHC menu.”

Mr. VanOort continued, “Although we’re deeply involved with integrating Clarient, we’re also continuing to invest in growth opportunities.  We’ve added resources in our BioPharma business, and we are further building our Sales and Marketing team to leverage our expanding and comprehensive oncology-focused test menu.   We expect new testing services for immunotherapy, our expanding line of liquid biopsy tests, and greater market adoption of advanced molecular testing to add to our growth prospects.  Importantly, these new tests have the potential to improve the quality of patient care while lowering costs for health care systems.”

Mr. VanOort concluded, “We exited the first quarter with strong momentum, and we’re increasing both our revenue and adjusted EBITDA guidance by $2 million.  We believe NeoGenomics is exceptionally well positioned for the balance of 2016 and beyond.”

Full-Year 2016 Financial Outlook:

NeoGenomics also revised upward its guidance for fiscal year 2016 today.  The Company now expects full year 2016 revenue to be in the range of $242 - $252 million, Adjusted EBITDA(1) to be in the range of $35 - $40 million, Adjusted Net Income(2) to be in the range of $8 - $13 million, and Adjusted Diluted EPS to be in the range of $0.08 - $0.13 per share.

2016 net income available to common stockholders calculated in accordance with GAAP will be impacted by certain non-cash charges, including: (i) expenses related to variable stock-based compensation, (ii) approximately $7.3 million of expense related to the amortization of customers lists and other intangibles from the Path Logic and Clarient acquisitions, (iii) approximately $7.4 million of deemed preferred stock dividends, and (iv) approximately $14.9 million of related to the amortization of the beneficial conversion feature related to the preferred stock issued in connection with the Clarient acquisition.  These non-cash charges have been included in GAAP net income (loss) available to common shareholders and GAAP net income (loss) per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.  As a result, the Company expects 2016 diluted net loss per share calculated in accordance with GAAP to be $0.35 - $0.40 per share lower than 2016 Adjusted Diluted Net Income per Share.  We recommend that analysts designate Adjusted Net Income per Share as the primary EPS when they report their estimates to Fact Set, First Call, or any other organizations that publish analyst consensus estimates.

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan.  Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

_____________________

(1)

NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted EPS”.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expenses, and transaction related expenses and other non-recurring charges. Adjusted Net Income and Adjusted Diluted EPS exclude non-cash stock-based compensation expenses, transaction related expenses and other non-recurring changes, amortization of intangibles, deemed dividends on preferred stock, and amortization of the beneficial conversion feature related to the preferred stock issued in connection with the Clarient acquisition. See tables for reconciliations to GAAP net income and GAAP EPS.

(2)	Clinical genetic tests exclude tests performed for BioPharma customers and tests performed by PathLogic.

(3)	To facilitate year over year comparisons, base NeoGenomics figures exclude the impacts from the consolidation of the PathLogic and Clarient acquisitions.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their Q1 2016 results on Wednesday April 27, 2016 at 11:00 AM EDT.  Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call and ask for Conference ID Number 13635144.  A replay of the conference call will be available until 11:59 PM on May 11, 2016 and can be accessed by dialing (877) 660-6853 (domestic) and (201) 612-7415 (international).  The playback conference ID Number is 13635144.  The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=174928.  An archive of the web-cast will be available until 11:59 PM on July 27, 2016.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services.  The Company provides one of the most comprehensive oncology-focused testing menus in the world for Physicians to help them diagnose and treat cancer.  The Company’s BioPharma division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo, Fresno, Irvine, and West Sacramento, California; Tampa and Fort Myers, Florida; Houston, Texas and Nashville, Tennessee.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit www.neogenomics.com.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2016 Financial Outlook.”  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2016 as amended on April 18, 2016.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://www.ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.Hawk Associates, Inc.

Steven C. JonesMs. Julie Marshall

Director of Investor Relations(305) 451-1888

(239) 325-2001neogenomics@hawkassociates.com

sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

ASSETS	March 31, 2016	December 31, 2015
Cash and cash equivalents	$19,256	$23,420
Accounts receivable (net of allowance for doubtful accounts of $7,343 and $4,759, respectively)	50,088	48,943
Inventory	5,334	5,108
Deferred income tax asset(a)	-	16,668
Other current assets	6,525	4,889
Total current assets	81,203	99,028

Property and equipment (net of accumulated depreciation of $30,135 and $26,534, respectively)	33,559	34,577
Intangible assets, net	85,774	87,800
Goodwill	146,179	146,421
Other assets	129	129
TOTAL ASSETS	$346,844	$367,955

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$29,453	$26,055
Short term portion of capital leases and senior debt	4,863	14,003
Total Current liabilities	34,316	40,058

Long-term Liabilities:
Long term portion of capital leases and senior debt	56,440	57,376
Deferred taxes(a)	15,916	32,409
Total long-term liabilities	72,356	89,785

TOTAL LIABILITIES	106,672	129,843

Series A Redeemable Convertible Preferred Stock	34,169	28,602
Stockholders' equity	206,003	209,510
TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$346,844	$367,955

a)	As a result of the adoption of Accounting Standards Update ASU 2015-17 the Company’s Deferred Tax Asset has been netted against the Deferred Tax Liability in 2016.

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three-Months Ended March 31,
	2016	2015
Net Revenue:
Clinical Testing Revenue	$54,622	$22,839
BioPharma & Research Revenue	5,082	187
Total Revenue	59,704	23,026

Cost of revenue	32,531	13,482
Gross Profit	27,173	9,544
Operating Expenses:
General and administrative	18,005	6,522
Research and development	1,446	669
Sales and marketing	5,800	2,914
Total operating expenses	25,251	10,105
Income (Loss) From Operations	1,922	(561)
Interest expense	1,593	195
Income (loss) before taxes	329	(756)
Income tax expense	174	5
Net Income (Loss)	155	(761)

Deemed dividends on preferred stock	1,840	-
Amortization of preferred stock beneficial conversion feature	3,727	-
Net Loss Available to Common Shareholders	$(5,412)	$(761)

Loss per Common Share:
Basic	$(0.07)	$(0.01)
Diluted	$(0.07)	$(0.01)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	75,820	60,277
Diluted	75,820	60,277

Exhibit 99.1

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the three months ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2016	2015
Net income (loss)	$155	$(761)
Adjs. to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,585	1,586
Amortization of debt issue costs	182	-
Amortization of intangible assets	2,026	93
Non-cash warrant and stock based compensation	703	401
Provision for bad debts	2,663	602
Changes in assets and liabilities, net	(2,498)	(2,708)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	6,816	(787)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,001)	(842)
Acquisition related assets (net of cash acquired)	243	-
NET CASH USED IN INVESTING ACTIVITIES	(758)	(842)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments to revolving credit facility	(10,044)	-
Repayment of capital lease obligations	(1,371)	(921)
Repayments on term loan	(8)	-
Issuance of common stock	1,298	109
Payments of equity issue costs	(97)	-
NET CASH USED IN FINANCING ACTIVITIES	(10,222)	(812)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,164)	(2,441)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,420	33,689
CASH AND CASH EQUIVALENTS, END OF PERIOD	$19,256	$31,248

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,416	$212
Income taxes paid	$207	$5

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease obligations	$173	$2,525

NeoGenomics, Inc.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three-Months Ended March 31,
	2016	2015
Net Income (Loss) (per GAAP)	$155	$(761)
Adjustments to Net Income (Loss):
Interest expense	1,593	195
Amortization of intangibles	2,026	93
Income tax expense	174	5
Depreciation	3,585	1,586
EBITDA	$7,533	$1,118
Further adjustments to EBITDA:
Non-cash stock based compensation	703	401
Adjusted EBITDA (non-GAAP)	$8,236	$1,519

Non – GAAP Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-recurring other (income) or losses, (v) non-cash, stock-based compensation and warrant amortization expense, (vi) acquisition related transaction expenses and non-recurring charges, and (vii) one-time costs associated with terminating financing arrangements.  NeoGenomics believes that Adjusted EBITDA provides a more consistent measurement of operating performance and trends across reporting periods by excluding those cash and non-cash items of expense not directly related to ongoing operations from income.  Adjusted EBITDA also assists investors in performing analysis that is consistent with financial models developed by research analysts.

Adjusted EBITDA as defined by NeoGenomics is not a measurement under GAAP and may differ from non-GAAP measures used by other companies.  There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue.  Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

NeoGenomics, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and Earnings per Share

(Unaudited, in thousands)

	For the Three-Months Ended March 31,
	2016	2015
Net loss available to common shareholders (GAAP)	$(5,412)	$(761)
Adjustments to Net Loss:
Amortization of intangibles	2,026	93
Non-cash stock-based compensation expenses	703	401
Acquisition related transaction expenses & other non-recurring items	-	-
Deemed dividends on preferred stock	1,840	-
Amortization of preferred stock beneficial conversion feature	3,727	-
Adjusted net income (loss) (non-GAAP)	$2,884	$(267)

Adjusted net income per common share (non-GAAP):
Adjusted Basic EPS	$0.03	$0.00
Adjusted Diluted EPS	$0.03	$0.00

Weighted average shares used in computation of adjusted earnings per share:
GAAP Basic Common Shares outstanding	75,820	60,277
Weighted. Avg. Preferred Shares (as converted)	14,667	-
Adjusted Basic Shares outstanding	90,487	60,277

GAAP Diluted Common Shares	75,820	60,277
Options & warrants not included in GAAP Diluted Shares (using treasury stock method)	2,271	-
Weighted. Avg. Preferred Shares (as converted)	14,667	-
Adjusted Diluted Shares outstanding	92,758	60,277

Non – GAAP Adjusted Net Income and Adjusted EPS Definitions

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) amortization of customer lists and other intangible assets, (ii) non-cash, stock-based compensation and warrant amortization expense, (iii) non-recurring other (income) or losses, (iv) acquisition related transaction expenses and non-recurring charges, (v) deemed dividends on preferred stock, and (vi) amortization of preferred stock beneficial conversion feature.  NeoGenomics believes that Adjusted Net Income provides a more consistent measurement of operating performance and trends across reporting periods by excluding those cash and non-cash items of expense not directly related to ongoing operations from net income.  Adjusted Net Income also assists investors in performing analysis that is consistent with financial models developed by research analysts.

“Adjusted EPS” is calculated using Adjusted Basic Shares and Adjusted Diluted Shares outstanding.  Adjusted Basic Shares and Adjusted Diluted Shares include the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.  In addition, If GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Adjusted Net Income and Adjusted EPS as defined by NeoGenomics are not measurements under GAAP and may differ from non-GAAP measures used by other companies.  There are limitations inherent in non-GAAP financial measures such as Adjusted Net Income and Adjusted EPS because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue.  Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

Supplemental Information on

Clinical Genetic(2) Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except test & requisition data and per test & per requisition data)

	For the Three-Months Ended March 31,
	2016	2015	% Change
Requisitions received (cases)	88,824	31,097	185.6%
Number of tests performed	134,904	49,116	174.7%
Average number of tests/requisition	1.52	1.58	(3.8)%

Total clinical genetic testing revenue	$52,633	$20,399	158.0%
Average revenue/requisition	$593	$656	(9.7)%
Average revenue/test	$390	$415	(6.1)%

Cost of revenue	$27,769	$11,583	139.7%
Average cost/requisition	$313	$372	(16.1)%
Average cost/test	$206	$236	(12.7)%

Supplemental Information on

PathLogic Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except requisition data and revenue & cost per requisition)

	For the Three-Months Ended March 31,
Path Logic	2016	2015	% Change
Requisitions received (cases)	13,656	16,661	(18.0%)

Total testing revenue	$1,871	$2,343	(20.1%)
Average revenue/requisition	$137	$141	(2.6%)

Cost of revenue	$1,677	$1,827	(8.2%)
Average cost /requisition	$123	$110	12.0%